UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2024

U.S. GoldMining Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-41690	37-1792147
(Commission File Number)	(IRS Employer Identification No.)

1830-1188 West Georgia Street

Vancouver, BC, Canada, V6E 4A2

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (604) 338-9738

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	USGO	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $13.00	USGOW	The Nasdaq Stock Market LLC

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 9, 2024, the Board of Directors of U.S. GoldMining Inc. (the “Company”) approved a change in the Company’s fiscal year end from November 30 to December 31, effective beginning with the Company’s next fiscal year, which began on January 1, 2024, and will end on December 31, 2024 (the “New Fiscal Year”). As a result of the change, the Company had a one-month transition period beginning on December 1, 2023, and ending on December 31, 2023 (the “Transition Period”). The results of the Transition Period are expected to be reported in the Company’s Quarterly Report on Form 10-Q to be filed for the first quarter of the New Fiscal Year, ending March 31, 2024, and in the Company’s Annual Report on Form 10-K to be filed for the New Fiscal Year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2024	U.S. GOLDMINING Inc.

	By:	/s/ Tim Smith
	Name:	Tim Smith
	Title:	Chief Executive Officer